FOR RELEASE ON: August 8, 2017 at 1601 ET

Exhibit 99.1

CONTACT: Arvind Bobra
Investor Relations
Axon Enterprise, Inc.
IR@axon.com

Axon Reports 2017 Second Quarter Results

Revenues of $79.6 million, up 36% Year-over-Year
Record Bookings of $81.9 million, up 14% Year-over-Year

SCOTTSDALE, Ariz., August 8, 2017 − Axon Enterprise, Inc. (Nasdaq: AAXN), today reported financial results for the second quarter ended June 30, 2017.

"We posted another strong quarter highlighted by record Axon bookings that were nearly $10 million above our previous high," commented Rick Smith, CEO and co-founder of Axon. "We’re excited to achieve this record level of bookings based on a healthy mix of customers that speaks to growing order volumes and the established momentum in our business. Our platform approach to technology solutions for law enforcement continues to resonate with our customers, and we are extending our leadership position through innovation which includes a robust product pipeline. During the quarter, we began shipping our Axon Fleet in-car camera solution which is fully integrated into our digital evidence management platform and represents an expansion of our ecosystem."

Second Quarter 2017 Financial Highlights:

•	Net sales increased 36% to $79.6 million in the second quarter of 2017 compared to $58.8 million in the second quarter of 2016. International sales were $13.4 million in the second quarter of 2017.

•	TASER Weapons segment revenues increased 16% to $53.0 million in the second quarter of 2017 compared to $45.5 million in the second quarter of 2016.

•	Software and Sensors segment revenues increased 101% to $26.6 million in the second quarter of 2017 compared to $13.2 million in the second quarter of 2016.

•	Consolidated gross margin was 57% in the second quarter of 2017 compared to 63% in the second quarter of 2016.

•	TASER Weapons segment gross margin increased to 70% in the second quarter 2017 compared to 68% in 2016.

•
Software and Sensors segment gross margin was 33% in the second quarter of 2017 compared to 47% in the second quarter of 2016. Service margin was 70% in the second quarter of 2017, including $0.6 million of non-recurring data migration expense, compared to 71% in the second quarter of 2016. Hardware product margin (excluding services) was negative 2% in the second quarter 2017 compared to 33% in the second quarter of 2016 attributable to discounting of upfront hardware on multi-year contracts which results in a portion of the allocated value of the hardware to be recognized ratably over the contractual term.

•	Income from operations was $0.8 million in the second quarter of 2017 compared to $6.2 million in the second quarter of 2016.

•	Net income for the second quarter of 2017 was $2.3 million, or $0.04 per diluted share, compared to $3.7 million, or $0.07 per diluted share, in the second quarter of 2016.

•	Adjusted EBITDA for the second quarter of 2017 was $8.3 million compared to $9.4 million in the second quarter of 2016.

•
In the second quarter of 2017, the Company used $5.8 million in cash in operating activities. Cash, cash equivalents and investments were $61.8 million at June 30, 2017, compared to $89.3 million at December 31, 2016.

Business Highlights:

•
As of the end of the second quarter of 2017, 38 of the 68 major city law enforcement agencies have purchased Axon body-worn cameras and/or its digital evidence management solution: Albuquerque, Atlanta, Austin, Baltimore, Baltimore County, Charlotte-Mecklenburg, Chicago, Cincinnati, Cleveland, Dallas, Denver, Fort Worth, Fresno, Las Vegas, Los Angeles, Louisville, Memphis, Mesa, Miami, Milwaukee, Minneapolis, Montgomery County, New Orleans, Omaha, Philadelphia, Pittsburgh, Sacramento, Salt Lake City, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Toronto, Tucson, Washington DC, and Wichita.

•
Axon's Evidence.com platform user count continued to grow, extending the Company's market leadership. During the three months ended June 30, 2017, the Company booked approximately 20,600 seats on its digital evidence management platform, Evidence.com, net of renewals. Since inception, the Company has booked cumulative Evidence.com licenses of approximately 169,000.

Quarterly Conference Call:

The Company will host its second quarter 2017 earnings conference call on Tuesday, August 8, 2017 at 4:30 p.m. ET. To join the live audio presentation, please dial toll free 877-303-9126, or for international callers, please dial +1-253-237-1156.

The Company has posted supplemental materials including its key operating metrics on its website to provide additional information about our second quarter financial results.

The Company plans to update and post its investor relations presentation with the second quarter results to http://investor.axon.com within the next two weeks. Archived presentations from previous quarters can also be found on the website.

Statistical Definitions:

•
Axon cameras and Evidence.com bookings represent a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to Axon cameras and Evidence.com. We consider bookings to be a statistical measure defined as the sales price of orders (not invoiced sales) placed in the relevant fiscal period, net of cancellations, regardless of when the products or services ultimately will be provided. Some bookings might be invoiced in subsequent years.

Due to municipal government funding rules, certain of the future year amounts included in bookings are subject to budget appropriation or other contract cancellation clauses. Although the Company has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be completed, if agencies invoke a cancellation clause or do not appropriate funds in future year budgets, revenue associated with these bookings will ultimately not be recognized, resulting in a future reduction to bookings. In the second quarter of 2017, the Company did not record any reversals related to prior period bookings due to non-appropriation or other cancellation reasons.

For more information relative to our revenue recognition policies, please reference our SEC filings.

Non-GAAP Measures:

To supplement the Company’s financial results presented in accordance with GAAP, we present the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA, as presented herein, is defined as EBITDA before certain other items, including: stock-based compensation; net gain/loss on write-down/disposal of property, equipment and intangible assets; and loss on impairment.

Free Cash Flow is defined as cash flows provided by operating activities minus purchases of property, plant and equipment, and intangible assets.

Caution on Use of Non-GAAP Measures

Although these non-GAAP financial measures are not consistent with GAAP, management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from similarly titled non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

About Axon

The Axon network is a network of devices, apps and people that helps law enforcement become smarter and safer. Our mission is to protect life. Our technologies give law enforcement the confidence, focus, and time they need to keep their communities safe. Our products impact every aspect of an officer's day-to-day experience:

•
In the field - Our Smart Weapons offer a less-lethal intermediate use of force response and our body-worn and in-car cameras collect video evidence to capture the truth of an incident; and our mobile applications enable simple evidence collection.

•
At the station - Our secure, cloud-based digital evidence management solution allows officers and command staff to manage, review, share and process digital evidence using forensic, redaction, transcription and other tools.

•	In the courtroom - Our solutions for prosecutors make collaborating across jurisdictions and agencies easy so that cases can be resolved quickly.

We work hard for those who put themselves in harm's way for all of us. To date, there are more than 100,000 licensed users from around the world and more than 187,000 lives and countless dollars have been saved with the Axon network of devices, apps and people. Learn more at www.axon.com or by calling (800) 978-2737.

Axon, the "Axon Delta" logo, Axon network, Evidence.com, 'Protect Life,' TASER, Smart Weapons, X2, and X26P are trademarks of Axon Enterprise, Inc., some of which are registered in the U.S. and other countries. For more information, visit www.axon.com/legal. All rights reserved.

Note to Investors

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding Axon Enterprise, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Axon Enterprise, Inc. assumes no obligation to update the information contained in this press release, except as required by law.

We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements herein. Such factors include, but are not limited to: market acceptance of our products; our dependence on sales of our TASER X26P and X2 CEWs; acceptance of our Evidence.com software as a service delivery model by our law enforcement customers; our ability to design, introduce and sell new products; delays in development schedules; rapid technological change and competition; product defects; breach of our security measures resulting in unauthorized access to customer data; outages and disruptions relating to our Evidence.com service; budgetary and political constraints of prospects and customers; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; our exposure to cancellations of government contracts due to appropriation clauses; changes in civil forfeiture laws; the long-term revenue recognition cycle for our SaaS Evidence.com product; our reliance on third party cloud-based storage providers; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; the outcome of pending or future litigation; our ability to protect our intellectual property as well as intellectual property infringement claims and relating litigation costs; challenges obtaining and enforcing our patent rights in foreign countries; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a "crime control" product by the Federal government, state and local government regulation and foreign regulation and the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; regulatory and political challenges presented by international markets; the possibility that the United States may withdraw from or materially modify the North American Free Trade Agreement; the adverse effect of the United Kingdom’s exit from the European Union; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; regulations relating to voice, data and communications services; regulations relating to conflict minerals; our dependence on third party suppliers for key components of our products; component shortages;

rising costs of raw materials and transportation relating to petroleum prices; that we may experience declines in gross margins due to a shift in product sales from CEWs to Axon devices; our ability to manage our growth and increase manufacturing production to meet demand; establishment and expansion of our direct and indirect distribution channels; our ability to pursue sales directly with customers; risks relating to acquisitions and joint ventures; goodwill impairment; catastrophic events; the adverse effects on our operations and financial results from foreign currency fluctuations; fluctuations in our effective tax rate; counter-party risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks; volatility in our stock price; quarterly fluctuations in our operating results; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2016.

Please visit http://investor.axon.com, www.twitter.com/axon_us, and www.facebook.com/Axon.ProtectLife/ where Axon discloses information from time to time about the company, its financial information, and its business.

For investor relations information please contact Arvind Bobra via email at IR@axon.com.

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AXON ENTERPRISE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$79,643	$58,756	$158,885	$114,286
Cost of products sold and services delivered	34,006	21,457	64,578	40,085
Gross margin	45,637	37,299	94,307	74,201
Operating expenses:
Sales, general and administrative	31,824	24,379	62,681	49,212
Research and development	12,989	6,710	25,452	13,637
Total operating expenses	44,813	31,089	88,133	62,849
Income from operations	824	6,210	6,174	11,352
Interest and other income (expense), net	1,684	(123)	1,890	(5)
Income before provision for income taxes	2,508	6,087	8,064	11,347
Provision for income taxes	232	2,437	1,208	4,234
Net income	$2,276	$3,650	$6,856	$7,113
Net income per common and common equivalent shares:
Basic	$0.04	$0.07	$0.13	$0.13
Diluted	$0.04	$0.07	$0.13	$0.13
Weighted average number of common and common equivalent shares outstanding:
Basic	52,736	52,480	52,578	53,087
Diluted	53,770	53,289	53,723	53,890

AXON ENTERPRISE, INC.
SEGMENT REPORTING
(Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	TASER Weapons	Software and Sensors	Total	TASER Weapons	Software and Sensors	Total

Product sales	$53,016	$13,859	$66,875	$45,536	$8,331	$53,867
Service revenue	—	12,768	12,768	—	4,889	4,889
Net sales	53,016	26,627	79,643	45,536	13,220	58,756
Cost of products sold	16,078	14,094	30,172	14,489	5,565	20,054
Cost of services delivered	—	3,834	3,834	—	1,403	1,403
Gross margin	36,938	8,699	45,637	31,047	6,252	37,299
Sales, general and administrative	17,492	14,332	31,824	14,684	9,695	24,379
Research and development	1,863	11,126	12,989	1,245	5,465	6,710
Income (loss) from operations	$17,583	$(16,759)	$824	$15,118	$(8,908)	$6,210

Gross margin %	69.7%	32.7%	57.3%	68.2%	47.3%	63.5%
Operating margin %	33.2%	(62.9)%	1.0%	33.2%	(67.4)%	10.6%

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	TASER Weapons	Software and Sensors	Total	TASER Weapons	Software and Sensors	Total

Product sales	$110,687	$23,679	$134,366	$91,370	$13,172	$104,542
Service revenue	—	24,519	24,519	—	9,744	9,744
Net sales	110,687	48,198	158,885	91,370	22,916	114,286
Cost of products sold	34,104	23,140	57,244	28,566	8,943	37,509
Cost of services delivered	—	7,334	7,334	—	2,576	2,576
Gross margin	76,583	17,724	94,307	62,804	11,397	74,201
Sales, general and administrative	34,708	27,973	62,681	29,956	19,256	49,212
Research and development	4,075	21,377	25,452	2,365	11,272	13,637
Income (loss) from operations	$37,800	$(31,626)	$6,174	$30,483	$(19,131)	$11,352

Gross margin %	69.2%	36.8%	59.4%	68.7%	49.7%	64.9%
Operating margin %	34.2%	(65.6)%	3.9%	33.4%	(83.5)%	9.9%

AXON ENTERPRISE, INC.
Software and Sensors Bookings by Quarter
(Unaudited)
(in thousands)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Bookings	$81,942	$60,080	$72,509	$57,491	$72,034

Software and Sensors Future Contracted Revenue
(Unaudited)
(in thousands)

	June 30, 2017	March 31, 2017
Cumulative bookings, net of cancellations	$606,601	$524,659
Cumulative recognized revenue	(160,500)	(134,639)
Future contracted revenue	$446,101	$390,020

Future contracted revenue for the Software and Sensors segment represents a statistical measure defined as cumulative bookings minus cumulative recognized revenue related solely to that segment. Future contracted revenues are an indication of momentum of longer-term contracts being signed and the expectations of future revenues in the Software and Sensors segment. These financial metrics are exclusive of TASER Cam recorder revenues.

AXON ENTERPRISE, INC.
UNIT SALES STATISTICS
(Unaudited)
Units in whole numbers

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Unit Change	Percent Change	2017	2016	Unit Change	Percent Change

TASER X26P	18,198	16,559	1,639	9.9%	33,559	35,126	(1,567)	(4.5)%
TASER X2	15,390	13,479	1,911	14.2	32,527	22,216	10,311	46.4
TASER Pulse and Bolt	2,347	3,020	(673)	(22.3)	5,919	4,586	1,333	29.1
Cartridges	579,282	414,828	164,454	39.6	1,175,268	879,985	295,283	33.6
Axon Flex	9,373	3,668	5,705	155.5	12,474	6,065	6,409	105.7
Axon Body	26,882	9,686	17,196	177.5	47,195	15,884	31,311	197.1
Axon Dock	8,269	3,402	4,867	143.1	13,144	4,804	8,340	173.6
TASER Cam	1,336	3,132	(1,796)	(57.3)	2,675	5,137	(2,462)	(47.9)

AXON ENTERPRISE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$2,276	$3,650	$6,856	$7,113
Depreciation and amortization	1,796	942	3,400	1,843
Interest expense, net	45	13	83	13
Provision for income taxes	232	2,437	1,208	4,234
EBITDA	$4,349	$7,042	$11,547	$13,203

Adjustments:
Stock-based compensation expense	$3,976	$2,306	$7,423	$4,526
Net loss (gain) on disposal of property, equipment and intangible assets,	—	20	—	(3)
Adjusted EBITDA	$8,325	$9,368	$18,970	$17,726
Adjusted EBITDA as a percentage of net sales	10.5%	15.9%	11.9%	15.5%

Composition of stock-based compensation:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cost of products sold and services delivered	$155	$70	$234	$170
Sales, general and administrative	2,155	1,459	4,183	2,849
Research and development	1,666	777	3,006	1,507
	$3,976	$2,306	$7,423	$4,526

AXON ENTERPRISE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$28,038	$40,651
Short-term investments	33,796	48,415
Accounts and notes receivable, net	45,428	39,466
Inventory, net	60,743	34,841
Prepaid expenses and other current assets	22,949	13,858
Total current assets	190,954	177,231

Property and equipment, net	29,603	24,004
Deferred income tax assets, net	20,264	19,515
Intangible assets, net	19,334	15,218
Goodwill	13,183	10,442
Long-term investments	—	234
Long-term accounts and notes receivable, net of current portion	27,791	17,602
Other assets	15,182	13,917
Total assets	$316,311	$278,163

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$17,993	$10,736
Accrued liabilities	19,879	18,248
Current portion of deferred revenue	52,562	45,137
Customer deposits	2,221	2,148
Current portion of business acquisition contingent consideration	1,720	1,690
Other current liabilities	469	80
Total current liabilities	94,844	78,039

Deferred revenue, net of current portion	47,608	40,054
Liability for unrecognized tax benefits	2,179	1,896
Long-term deferred compensation	3,655	3,362
Business acquisition contingent consideration, net of current portion	2,689	1,635
Other long-term liabilities	1,875	2,289
Total liabilities	152,850	127,275

Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	194,221	187,656
Treasury stock	(155,947)	(155,947)
Retained earnings	124,834	118,275
Accumulated other comprehensive income	352	903
Total stockholders’ equity	163,461	150,888
Total liabilities and stockholders’ equity	$316,311	$278,163

AXON ENTERPRISE, INC.
SELECTED CASH FLOW INFORMATION
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$2,276	$3,650	$6,856	$7,113
Depreciation and amortization	1,796	942	3,400	1,843
Stock-based compensation	3,976	2,306	7,423	4,526
Net cash provided by (used in) operating activities	(5,837)	3,243	(12,446)	10,336
Net cash provided by (used in) investing activities	(7,847)	5,283	2,037	1,646
Net cash provided by (used in) financing activities	530	(24,798)	(1,347)	(34,520)
Cash and cash equivalents, end of period	28,038	37,306	28,038	37,306

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net cash provided by (used in) operating activities	$(5,837)	$3,243	$(12,446)	$10,336
Purchases of property and equipment	(3,398)	(684)	(5,741)	(1,964)
Purchases of intangible assets	(75)	(87)	(170)	(185)
Purchase of property and equipment and intangible assets in connection with business acquisition	—	—	(8,526)	—
Free cash flow (deficit), a non-GAAP measure	$(9,310)	$2,472	$(26,883)	$8,187

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